EXHIBIT  11

                 STATEMENT RE. COMPUTATION OF PER SHARE EARNINGS



The following calculation of per share earnings is based on the average number of shares outstanding for the three months ended March 31, 2005.

Number of shares outstanding as at March 31, 2005:            1,450,000  shares

Loss for the three months ended March 31, 2005:               $  13,516

Net loss per common share:                                    $   (0.01)
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No  shares  have  been  issued  between March 31, 2005 and the date of this Form
SB-2.